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                          REVOLVING LINE OF CREDIT LOAN
                             AND SECURITY AGREEMENT


                                 BY AND BETWEEN



                                ADAMS GOLF, LTD.,
                           A TEXAS LIMITED PARTNERSHIP

                                   AS BORROWER

                                       AND

                              LEGACY BANK OF TEXAS

                                    AS LENDER


                                  JUNE 30, 2000







                      REVOLVING LINE OF CREDIT: $5,000,000







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                                TABLE OF CONTENTS

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                                                                               PAGE
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

ARTICLE 1

                          DEFINITIONS AND REFERENCES 1

ARTICLE 2

                           THE REVOLVING LOAN                                    5
         Section 2.1       MAXIMUM PRINCIPAL DEBT.                               5
         Section 2.2       REVOLVING NOTE                                        5
         Section 2.3       INTEREST RATE                                         5
         Section 2.4       BORROWING PROCEDURE                                   5
         Section 2.5       USE OF PROCEEDS                                       5
         Section 2.6       TERM                                                  5
         Section 2.7       VOLUNTARY PREPAYMENT                                  5
         Section 2.8       MANDATORY PREPAYMENTS                                 5
         Section 2.9       DIRECT DISBURSEMENT BY LENDER                         5
         Section 2.10      LETTERS OF CREDIT                                     6

ARTICLE 3

                             INTENTIONALLY OMITTED                               6

ARTICLE 4

                             INTENTIONALLY OMITTED                               6

ARTICLE 5

                           INTEREST                                              6
         Section 5.1       COMPUTATION OF INTEREST                               6
         Section 5.2       MAXIMUM INTEREST                                      6
         Section 5.3       INTEREST RATE APPLICABLE TO REVOLVING LOAN            7
         Section 5.4       INTEREST AFTER DEFAULT                                7

ARTICLE 6

                           PAYMENT                                               7
         Section 6.1       PAYMENT                                               7
         Section 6.2       PLACE OF PAYMENT                                      7
         Section 6.3       PAYMENT DUE ON NON-BUSINESS DAYS                      7
         Section 6.4       PRINCIPAL AND INTEREST PAYMENTS ON REVOLVING LOAN.    7

ARTICLE 7

                           CONDITIONS                                            7
         Section 7.1       CLOSING CONDITIONS                                    7
         Section 7.2       CONDITIONS TO EACH ADVANCE.                           8

ARTICLE 8.

                           REPRESENTATIONS AND WARRANTIES                        9
         Section 8.1       EXISTENCE AND CAPACITY                                9
         Section 8.2       NO CONFLICT                                           9
         Section 8.3       CONSENT  9
         Section 8.4       ENFORCEABILITY OF LOAN DOCUMENTS; DUE AUTHORIZATION   9
         Section 8.5       PROPERTIES; NO LIENS                                  9
         Section 8.6       FINANCIAL CONDITION                                  10
         Section 8.7       FULL DISCLOSURE                                      10
         Section 8.8       NO DEFAULTS UNDER DOCUMENTS                          10
         Section 8.9       EXISTING LITIGATION/LIABILITIES                      10
         Section 8.10      TAXES                                                10
         Section 8.11      COMPLIANCE WITH LAWS                                 10
         Section 8.12      SUBSIDIARIES                                         10
         Section 8.13      INSURANCE                                            10
         Section 8.14      RECEIVABLES                                          10
         Section 8.15      PRIORITY OF SECURITY INTEREST                        10
         Section 8.16      EQUITY STRUCTURE                                     11
         Section 8.17      NAMES, PLACES OF BUSINESS, LOCATION OR COLLATERAL    11



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ARTICLE 9

                           COVENANTS OF BORROWER                                11
         Section 9.1       AFFIRMATIVE COVENANTS                                11
         Section 9.2       NEGATIVE COVENANTS                                   14
         Section 9.3       SPECIAL FINANCIAL REQUIREMENTS                       16

ARTICLE 10

                           SECURITY AGREEMENT                                   16
         Section 10.1      GRANT OF SECURITY INTEREST                           16
         Section 10.2      POWER OF ATTORNEY                                    16
         Section 10.3      NO DUTY OF LENDER                                    17
         Section 10.4      COLLECTION OF RECEIVABLES                            17
         Section 10.5      PERFECTION AND PROTECTION OF LIENS                   17

ARTICLE 11

                           EVENTS OF DEFAULT AND REMEDIES                       17
         Section 11.1      NATURE OF EVENT                                      17
         Section 11.2      DEFAULT REMEDIES                                     18
         Section 11.3      APPLICATION OF PROCEEDS                              19
         Section 11.4      PERFORMANCE BY LENDER                                20
         Section 11.5      CUMULATIVE RIGHTS                                    20
         Section 11.6      GENERAL INDEMNITY                                    20
         Section 11.7      BORROWER'S REMEDIES                                  20

ARTICLE 12

                           MISCELLANEOUS                                        20
         Section 12.1      WAIVER AND AMENDMENT                                 20
         Section 12.2      SURVIVAL OF AGREEMENTS                               20
         Section 12.3      RELIEF IN BANKRUPTCY                                 21
         Section 12.4      NO OBLIGATION BEYOND MATURITY                        21
         Section 12.5      NOTICES                                              21
         Section 12.6      SUCCESSORS AND ASSIGNS                               21
         Section 12.7      GOVERNING LAW/VENUE                                  21
         Section 12.8      SEVERABILITY                                         22
         Section 12.9      COUNTERPARTS                                         22
         Section 12.10     HEADINGS                                             22
         Section 12.11     NUMBER AND GENDER OF WORDS                           22
         Section 12.12     LEGAL COUNSEL                                        22
         Section 12.13.    ENTIRETY; WRITTEN LOAN AGREEMENT                     22

EXHIBITS

A        Form of Borrowing Base Certificate (Revolving Loan)
B        Form of Request for Advance (Revolving Loan)
C        Organizational Structure

SCHEDULES

8.9      Existing Litigation
8.17     Location of Collateral and Chief Executive Office of Borrower

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              REVOLVING LINE OF CREDIT LOAN AND SECURITY AGREEMENT

         THIS REVOLVING LINE OF CREDIT LOAN AND SECURITY AGREEMENT (this "Agreement") is made as of the 30th day of June, 2000, between ADAMS GOLF, LTD., a Texas limited partnership ("Borrower"), and LEGACY BANK OF TEXAS ("Lender").

         WHEREAS, Borrower has requested that Lender extend to Borrower a $5,000,000.00 revolving line of credit loan for working capital purposes, and Lender has agreed to extend such credit subject to the terms and provisions hereof; and

         WHEREAS, this Agreement will supersede any and all prior agreements between the parties hereto and the agreements contained herein represent an arms-length transaction between Borrower and Lender.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

                                   ARTICLE 1.

                           DEFINITIONS AND REFERENCES

         The following definitions shall apply to the following terms wherever used in the Loan Documents (as hereinafter defined), except where the terms are expressly defined otherwise or where the context clearly requires otherwise:

         "ACCOUNT DEBTOR" means any Person or Persons purchasing or engaging to purchase products and/or services from any Borrower and any other Person who by contract or other arrangement has independently agreed to pay for proceeds sold by any Borrower to any Person or Persons.

         "ADVANCE" means an Advance of funds by Lender to, or on behalf of, Borrower under the Revolving Note.

         "ADVANCE DATE" means the date on which an Advance is made hereunder.

         "ADVANCE REQUEST" means a request for an Advance made to Lender by Darl
P. Hatfield or Brian Glaze or B.H. Adams, or any other corporate officer of Borrower authorized in writing by Borrower; and Borrower hereby irrevocably agrees that any such officer of Borrower may make an Advance Request hereunder, and that unless and until Lender has received written notice of the termination of the authority of any such officer, that Lender may fully rely thereon, and that Borrower shall be obligated thereunder.

         "AFFILIATE" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person, including but not limited to any parent, subsidiary, joint venture or partnership of such Person and any other entity or corporation at least fifteen percent (15%) of the voting shares or interests of which are owned directly or indirectly by such Person in the aggregate. Affiliate shall also mean any Guarantor or any shareholder of Borrower, or any member of the immediate family, or any trust, partnership or other entity which is beneficially owned by any Guarantor or shareholder or member or members of the immediate family of any Guarantor or shareholder.

         "AGREEMENT" means this Revolving Line of Credit Loan and Security Agreement, with any and all exhibits and schedules attached hereto and all written and executed amendments, supplements and modifications hereof.

         "BASE RATE" means the annual interest rate identified as the "Prime Rate" in the Money Rates column published each day in the Wall Street Journal [and defined therein as the base rate on corporate loans posted by at least seventy-five percent (75%) of the nations thirty (30) largest banks]. Upon thirty (30) days notice to Borrower, Lender may change the publication or institution upon which the Base Rate is established, and if the Wall Street Journal should cease publishing such rate, then Lender may refer to another similar source that

REVOLVING LOAN AND SECURITY AGREEMENT - PAGE 1

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identifies the base rate on corporate loans at large U.S. money center commercial banks. Borrower acknowledges that the Base Rate is a reference rate and does not necessarily represent the lowest or best rate charged to any customer by Lender, and that the Base Rate may not necessarily correspond with future increases or decreases in interest rates charged by Lender or other lenders or market interest rates in general.

         "BORROWER" means Adams Golf, Ltd., a Texas limited partnership, and its successors and assigns.

         "BORROWING BASE" means the Borrowing Base from time to time applicable to the Revolving Loan and shall be the amount, as of the date of determination, equal to the SUM of (i) seventy percent (70.0%) of Eligible Receivables, PLUS
(ii) the LESSER of (a) fifty percent (50.0%) of Eligible Inventory, or (b) $1,000,000.00, LESS one-hundred percent (100%) of the aggregate face amount of all outstanding letters of credit issued by or guaranteed by Lender for Borrower hereunder as provided in SECTION 2.10 hereof.

          "BORROWING BASE CERTIFICATE" means the Certificate attached hereto as EXHIBIT "A".

         "BUSINESS DAY" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Plano, Texas.

         "CAPITAL EXPENDITURES" means all of Borrower's capital expenditures, including, but not limited to, the purchase of vehicles, real estate, buildings, leasehold interests, computers, data processing equipment, telephone equipment, fax machines and copiers, as determined in accordance with generally accepted accounting principles consistently applied.

         "CLOSING DATE" means the date referred to in the preamble of this Agreement, which shall be the effective date of this Agreement.

          "COLLATERAL" means all property of any kind which is subject to a Lien in favor of Lender.

         "COMPENSATION" means the entire amount of salaries and wages paid on a calendar year basis including, but not limited to, overtime payments and commissions before reductions on account of any withholding, such as income taxes and social security taxes, and also including management fees, consulting fees, non-business related expenses, bonuses, redemptions, dividends or other distributions on equity securities, vehicle, clothing or other allowances, insurance premiums, retirement benefits and contributions to pension or profit sharing plans and any other perquisites of employment or ownership but excluding reasonable expense account allowances.

         "CURRENT ASSETS" shall mean cash or other assets of a Person that are reasonably expected to be realized in cash or sold during a normal operating cycle of the Person or within one (1) year, whichever is longer, as reflected on the financial statements of the Person and as adjusted as determined by Lender, in its sole discretion.

         "CURRENT DEBT" shall mean all scheduled payments of principal or interest on any Debt or capitalized leases during any given period.

         "CURRENT LIABILITIES" shall mean obligations of a Person that are due during a normal operating cycle of the Person or within one (1) year, whichever is longer, as reflected on the financial statements of the Person and as adjusted as determined by Lender, in its sole discretion.

         "DEBT" means, as to any Person, all indebtedness, liabilities and obligations of such Person, excluding unearned or deferred revenues, whether primary or secondary, direct or indirect, absolute or contingent.

         "DEFAULT RATE" means the Highest Lawful Rate.

         "EBITDA" shall mean net income of Borrower as reflected on the Borrower's financial statements before reductions for interest expense, income tax liability, depreciation and amortization.

         "ELIGIBLE INVENTORY" means all finished goods inventory of Borrower valued on a cost basis as reflected in Borrower's financial statements, including, without limitation, all goods manufactured, processed or purchased for resale by Borrower and which is located at Borrower's principal place of business or other locations controlled by Borrower and specifically approved in writing by Lender, and which satisfies such criteria as Lender shall

REVOLVING LOAN AND SECURITY AGREEMENT - PAGE 2
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determine from time to time, in its sole discretion, excluding however, raw materials, obsolete inventory, work-in-process, inventory in which any third party claims a security interest (but without implying the Lender's consent to the grant by the Borrower of any security interest in favor of any third party), and defective or nonfunctional inventory.

         "ELIGIBLE RECEIVABLES" means all bona fide Receivables owed by Account Debtors to Borrower (i) less all Receivables outstanding for more than ninety
(90) days from date of invoicing, (ii) less all Receivables owed by any Account Debtor if any Receivable from such Account Debtor is outstanding for more than ninety (90) days from date of invoicing, (iii) less all Receivables owed by any Account Debtor from whom Borrower purchases products or services on terms, (iv) less all Receivables owed by any Account Debtor whose principal business office is located outside the United States, and (v) which satisfy such other criteria as Lender shall determine from time to time, in its sole discretion.

         "EVENT OF DEFAULT" has the meaning given it in Section 11.1.

         "FISCAL YEAR" means a twelve-month period ending on and including December 31 of any year.

         "GAAP" means those generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or in statements of the Financial Accounting Standards Board and/or their successors which are applicable in the circumstances as of the date in question, and the requisite that such principles be applied on a consistent basis means that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

         "GUARANTOR" means any guarantor, if any, guaranteeing payment of all or any portion of the Indebtedness or the performance of Borrower's obligations under the Loan Documents.

         "HIGHEST LAWFUL RATE" means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Revolving Loan under the Laws of the United States and the Laws of such states as may be applicable thereto which are presently in effect or, to the extent allowed by Law under such applicable Laws of the United States and the Laws of such states, which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable Laws now allow.

         "INITIAL FINANCIAL STATEMENTS" means the financial statements of Borrower which have been delivered to Lender in connection with, and for purposes of inducing Lender to approve, the Revolving Loan.

         "INDEBTEDNESS" means the sum of all Debt from time to time owing by Borrower to Lender under or pursuant to any of the Loan Documents, including, without limitation, indebtedness owed under the Revolving Loan.

         "INTANGIBLE ASSETS" means all intangible assets (as defined by GAAP from time to time), including goodwill, trademarks, patents, copyrights, organizational expenses and similar intangible items, and expressly including loans, advances and investments to or in Affiliates, employees or officers of Borrower or any Guarantor.

         "INVENTORY" means all finished goods inventory of Borrower, including, without limitation, all goods manufactured, processed or purchased for resale by Borrower.

         "LAW OR LAWS" means statute(s), law(s), ordinance(s), regulation(s), order(s), writ(s), injunction(s) or decree(s) of any political or governmental body or Tribunal (federal, state, county, municipal, foreign, or domestic or otherwise) having competent jurisdiction.

          "LENDER" means Legacy Bank of Texas, or any successor thereto or assignee thereof.

         "LIEN" means, with respect to any property or assets, any right or interest therein of a creditor to secure Debt owed to it or any other arrangement with such creditor which provides for the payment of such Debt out of such property or assets or which allows it to have such Debt satisfied out of such property or assets prior to the

REVOLVING LOAN AND SECURITY AGREEMENT - PAGE 3

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general creditors of any owner thereof, including without limitation, any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, or any other charge or encumbrance, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business.

         "LIQUID ASSETS" means Borrower's cash, certificates of deposit, short and long term marketable securities and bonds, as reflected on the financial statements of Borrower.

         "LOAN DOCUMENTS" means this Agreement, the Revolving Note, and each other document evidencing and securing the Indebtedness under the Revolving Loan, and all other agreements, certificates, legal opinions and other documents, instruments and writings (other than term sheets, commitment letters, or similar documents used in the negotiation hereof) heretofore or hereafter delivered in connection herewith or therewith.

         "MONTHLY PAYMENT DATE" means the first (1st) day of each calendar month during the term of this Agreement.

         "MATURITY DATE" means, July 1, 2001, unless the Revolving Loan is accelerated or terminated prior to such date pursuant to the terms of this Agreement.

         "OWNER'S EQUITY" means the sum of amount of Preferred Stock, Common Stock, Additional Paid-in Capital, Common Stock Subscriptions, Deferred Compensation, Accumulated Other Comprehensive Income, Retained Earnings and Treasury Stock as so designated and set forth in Borrower's financial statements.

         "PERSON" means an individual, corporation, partnership, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

         "POTENTIAL EVENT OF DEFAULT" means any event or condition which with notice or the lapse of time or both would give rise to an Event of Default.

         "RECEIVABLES" means, as reflected in Borrower's financial statements, all of Borrower's accounts, receivables or right to receive any payment or commission from any Account Debtor, including, but not limited to, payments arising out of or related to the wholesale or retail sale of goods manufactured or sold by Borrower.

         "REVOLVING LOAN" means the loan made by Lender pursuant to Article 2 and evidenced by the Revolving Note.

         "REVOLVING LOAN COMMITMENT" means $5,000,000.00.

         "REVOLVING NOTE" means the promissory note evidencing the Revolving Loan executed as of the Closing Date by Borrower payable to Lender, as modified or extended from time to time in writing, and any promissory note issued in exchange or replacement therefor.

         "SEC" means the Securities and Exchange Commission.

         "SUBORDINATED INDEBTEDNESS" means all of the indebtedness of Borrower to any shareholder or affiliate of Borrower or any affiliate thereof, all of which indebtedness (and all liens and security interests securing such indebtedness) has been subordinated to the Revolving Loan by written subordination agreement in form and substance acceptable to Lender.

         "SUBSIDIARIES" means any entity owned in whole or in part or otherwise controlled by Borrower, including the Subsidiaries identified in SECTION 8.12 hereof and any Subsidiary hereafter existing.

         "TANGIBLE NET WORTH" shall mean (a) Borrower's total assets as reflected on the financial statements furnished to Lender, excluding (i) all Intangible Assets, and (ii) all Receivables from officers, employees or other affiliates of Borrower or Guarantor, and (iii) investments in any Affiliate, less (b) the total amount of Borrower's Debt.

REVOLVING LOAN AND SECURITY AGREEMENT - PAGE 4

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         "TRIBUNAL" means any agency, board, business, commission, court, department, instrumentality or tribunal of any political or government authority having competent legislative, judicial or arbitral jurisdiction.

                                   ARTICLE 2.

                               THE REVOLVING LOAN

         Section 2.1. MAXIMUM PRINCIPAL DEBT. Subject to the terms and conditions of this Agreement, Lender agrees to make Advances under the Revolving Note, pursuant to this Article 2, to Borrower from time to time in an aggregate amount not to exceed, at any one time outstanding, the lesser of (a) the Borrowing Base and (b) the Revolving Loan Commitment. Within the limits of the Borrowing Base and the Revolving Loan Commitment, Borrower may borrow, repay and reborrow amounts borrowed under the Revolving Note.

         Section 2.2. REVOLVING NOTE. The Revolving Loan made by Lender pursuant to this Article 2 shall be evidenced by the Revolving Note. Lender is hereby authorized to record the date and amount of each Advance made pursuant to this
Article 2 by Lender and the date and amount of each payment or prepayment of principal thereof in Lender's records. Any such recordation shall constitute PRIMA FACIA evidence of the accuracy of the information as recorded; provided, however, the failure to make any such recordation shall not affect the obligations of Borrower hereunder or under the Revolving Note.

          Section 2.3. INTEREST RATE. All Advances pursuant to this Article 2 shall accrue interest at a rate of interest as set forth in Section 5.3 hereof.

         Section 2.4. BORROWING PROCEDURE. By no later than 11:00 a.m. Dallas, Texas time one (1) Business Day prior to a proposed Advance Date, Borrower shall submit to Lender an Advance Request substantially in the form of EXHIBIT "B" attached hereto. Upon fulfillment of the applicable conditions set forth herein, including Article 7, Lender shall transfer immediately available funds in the amount of the Advance into an account at Lender established by Borrower by no later than Lender's close of business on the Advance Date. Notwithstanding the foregoing, Borrower shall not be allowed to submit an Advance Request more than three (3) times in any calendar week.

         Section 2.5. USE OF PROCEEDS. The proceeds of the Revolving Loan shall be used only to supplement cash flow for general corporate needs, including providing working capital to Borrower for the purpose of financing Borrower's operations, production and acquisition of Borrower's inventory, and for Borrower's marketing and sales efforts, and for the issuance of Letters of Credit as set forth in SECTION 2.10 below. Borrower warrants that it shall not use the proceeds of the Revolving Loan for any other purposes or in connection with the operation of any other business.

         Section 2.6. TERM. The obligation of Lender to make Advances pursuant to this Article 2 shall terminate at Lender's close of business in Dallas, Texas on the Maturity Date. On the Maturity Date, the outstanding principal balance of the Revolving Note, together with accrued but unpaid interest thereon and all other sums owing under this Agreement, shall be due and payable.

          Section 2.7. VOLUNTARY PREPAYMENT. At its option on any Business Day, Borrower may prepay to Lender the principal balance of the Revolving Loan in whole or in part without penalty or premium.

         Section 2.8.      MANDATORY PREPAYMENTS.

                  (a) In the event the Borrower sells, transfers, assigns or otherwise disposes of all or any portion of the Collateral, other than in the ordinary course of business, Borrower shall pay immediately to Lender the proceeds of any such sale, transfer or assignment as a prepayment of principal of the Revolving Loan.

                  (b) If, at any date of determination, the Indebtedness outstanding under the Revolving Loan exceeds the maximum allowed to be borrowed pursuant to Section 2.1, then Borrower shall immediately pay to Lender an amount sufficient to reduce the Indebtedness outstanding under the Revolving Loan such that Borrower is in compliance with
         Section 2.1.

REVOLVING LOAN AND SECURITY AGREEMENT - PAGE 5

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         Section 2.9. DIRECT DISBURSEMENT BY LENDER. Lender shall have the right in Lender's sole discretion, subject to the limitations set forth in Section 2.1 hereof, on behalf of and without notice to Borrower, to make and use Advances to pay Lender for any amounts due Lender pursuant to this Agreement or otherwise, including, without limitation, principal, interest and any expenses of Borrower to Lender payable under this Agreement.

         Section 2.10. LETTERS OF CREDIT. Upon application by Borrower reasonably acceptable to and approved by Lender and Borrower's execution of documents and instruments as reasonably required by Lender, Lender shall issue or guarantee, from time to time, letters of credit hereunder on behalf of Borrower upon such terms reasonably acceptable to Lender. Lender's issuance or guarantee of letters of credit hereunder shall be subject to availability under the Borrowing Base as indicated in the most recent Borrowing Base Certificate. At the time of issuance, Borrower shall pay to Lender a fee equal to any and all fees charged by third-party lenders related to the issuance of letters of credit by such third-party lenders.

                                   ARTICLE 3.

                              INTENTIONALLY OMITTED

                                   ARTICLE 4.

                              INTENTIONALLY OMITTED

                                   ARTICLE 5.

                                    INTEREST

         Section 5.1. COMPUTATION OF INTEREST. Subject to the provisions of
Section 5.2, all interest payable hereunder shall be computed for the actual number of days elapsed during any period for which interest is calculated on the basis of a year consisting of three hundred sixty (360) days. Any statements or invoices sent by Lender to Borrower and setting forth the amount of interest payable by Borrower hereunder shall be deemed conclusive as to the interest actually payable hereunder unless contested in writing to Lender by Borrower within twenty (20) days from the date of such statement or invoice.

         If a rate of interest applicable to the Revolving Loan at any time would exceed the Highest Lawful Rate but for the limitation contained in Section 5.2, then the actual rate of interest to accrue on the unpaid principal amount shall be limited to the Highest Lawful Rate, but any subsequent reductions in such applicable rate shall not reduce the interest rate payable upon the unpaid amount thereof below the Highest Lawful Rate until such time as the total amount of interest accrued on the unpaid principal amount of the Revolving Loan equals the amount of interest that would have accrued if such applicable rate had at all times been in effect.

         Section 5.2. MAXIMUM INTEREST. It is the intention of the parties hereto to conform strictly to the usury Laws in force that apply to this transaction. Accordingly, all agreements among the parties hereto (including, without limitation, the Loan Documents), whether previously existing, now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of the Revolving Loan or otherwise, shall the interest (and all other sums that are deemed to be interest) contracted for, charged or received by Lender with respect to the Revolving Loan exceed the Highest Lawful Rate. If, from any circumstance whatsoever, interest under any agreement between Borrower and Lender including, without limitation, under the Revolving Loan would otherwise be payable in excess of the Highest Lawful Rate, and if from any circumstance Lender shall ever receive anything of value deemed interest by applicable Law in excess of the Highest Lawful Rate, then Lender's receipt of such excess interest shall be deemed a mistake and the same shall, so long as no Event of Default shall be continuing, at the option of Borrower, either be repaid to Borrower or credited to the unpaid principal; provided, however, that if an Event of Default shall have occurred and be continuing, and Lender shall receive excess interest during such period, then Lender shall have the option of either crediting such excess amount to principal or refunding such excess amount to Borrower. If either of the Revolving Loan is prepaid or the maturity of the Revolving Loan is accelerated by reason of an election of Lender, then unearned interest, if any, shall be canceled and, if theretofore paid, shall either be refunded to Borrower or credited on the Revolving Loan as applicable, and as the Lender elects. All interest paid or agreed to be paid to Lender shall, to the extent allowed by applicable Law, be amortized,

REVOLVING LOAN AND SECURITY AGREEMENT - PAGE 6

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prorated, allocated, and spread throughout the full period of Borrower's credit relationship with Lender until payment in full of the principal (including the period of any renewal or extension) so that the interest for such full period shall not exceed the Highest Lawful Rate. Notwithstanding that the parties hereto in good faith deem each and every fee provided by this Agreement to be a bona fide fee for services rendered and to be rendered separate and apart from the lending of money or the provision of credit, if any such fee is ever determined by a Tribunal or by Lender to constitute interest, then the treatment of such fee for usury purposes shall be controlled by the provisions of this Section 5.2.

         Section 5.3. INTEREST RATE APPLICABLE TO REVOLVING LOAN. Subject to
Section 5.2 above, all Advances under the Revolving Note and the entire outstanding principal balance of the Revolving Loan shall accrue interest at a floating rate equal to the Base Rate.

         Section 5.4. INTEREST AFTER DEFAULT. Subject to Section 5.2 above, past due principal, interest, fees, expenses and other sums due Lender from Borrower shall accrue interest at the Default Rate until paid.

                                   ARTICLE 6.

                                     PAYMENT

         Section 6.1. PAYMENT. All payments and prepayments of principal, interest and other charges or fees hereunder shall be made in lawful currency of the United States of America in immediately available funds, without setoff, counterclaim or deduction of any kind. Funds received later than 2:00 p.m. Dallas, Texas time shall be deemed to have been received by Lender on the next following Business Day. Notwithstanding the foregoing, all items of payment, solely for the purpose of determination of a Potential Event of Default or an Event of Default, shall be deemed received upon actual receipt by Lender unless the same is subsequently dishonored for any reason.

         Section 6.2. PLACE OF PAYMENT. All payments and prepayments of principal, interest and other charges hereunder to Lender shall be made at the banking offices of Lender at 1105 West 15th Street, Plano, Texas 75075, or at such other location as Lender shall direct.

         Section 6.3. PAYMENT DUE ON NON-BUSINESS DAYS. If any payment of principal or interest on the Revolving Note, or if any other payment or fee provided for in the Loan Documents, falls due on a day other than a Business Day, then such due date will be extended to the next succeeding Business Day, unless otherwise required by the provisions of this Agreement, and interest will accrue through the actual date of such payment and be payable by Borrower in respect of any such extension of principal.

         Section 6.4. PRINCIPAL AND INTEREST PAYMENTS ON REVOLVING LOAN. Accrued interest shall be due and payable on or before each Monthly Payment Date. All accrued interest and the entire outstanding principal balance of the Revolving Note shall be due and payable on the Maturity Date. Mandatory prepayments of principal shall be due and payable on the Revolving Loan as set forth in this Agreement.

                                   ARTICLE 7.

                                   CONDITIONS

         Section 7.1. CLOSING CONDITIONS. The obligation of Lender to enter into this Agreement is conditioned upon prior satisfaction of all requirements set forth in this Article 7 and upon the prior receipt by Lender of the documentation set forth in this Section 7.1 (all of which shall be satisfactory to Lender in its sole discretion):

                  (a) CERTIFICATE OF LIMITED PARTNERSHIP; LIMITED PARTNERSHIP AGREEMENT. Copies of the Certificate of Limited Partnership and Limited Partnership Agreement, and all amendments thereto of Borrower to be accompanied by a certificate of the appropriate corporate secretary, dated as of the Closing Date, to the effect that each such copy is correct and complete;

                  (b) EXISTENCE AND GOOD STANDING. A certificate or certificates of the Secretary of State, Comptroller or other appropriate officer of the state of incorporation or formation of Borrower bearing a

REVOLVING LOAN AND SECURITY AGREEMENT - PAGE 7 date not more than thirty (30) days prior to the Closing Date, to the effect that Borrower is duly organized and existing under the laws of the State of Texas, and duly qualified to do business and in good standing under the laws of all jurisdictions in which the nature of its business makes such qualification necessary.

                  (c) INCUMBENCY. A certificate of incumbency naming all officers of Borrower who will be authorized to execute or attest any of the Loan Documents on behalf of Borrower executed by the Secretary of Borrower, together with specimen signatures, dated as of the Closing Date;

                  (d) RESOLUTIONS. Copies of resolutions of Borrower's partners and the Board of Directors of Borrower's general partner satisfactory to Lender, approving the execution of this Agreement and such of the Loan Documents to which Borrower is a party and authorizing the performance of the obligations of Borrower contemplated in this Agreement and in such other Loan Documents, accompanied by a certificate of the Secretary, dated as of the Closing Date, that such copies are complete and correct copies of resolutions duly adopted at a meeting of the Board of Directors, and that such resolutions have not been amended, modified or revoked in any respect, and are in full force and effect as of the Closing Date;

                  (e) INSURANCE. Evidence of endorsements or riders in favor of Lender for all insurance policies covering the Collateral maintained by Borrower in accordance with the requirements set forth in Article 9, together with loss payee endorsements from such insurance companies with respect to insurance in favor of Lender which provide that (i) the policy will remain in force for the benefit of Lender for at least thirty (30) days after Lender receives written notice of cancellation of same; (ii) the insurance carrier will not reduce or cancel the policy at the request of the insured or amend or endorse or delete it without at least thirty (30) days prior written notice being received by Lender; and (iii) the insurance cannot be invalidated as to Lender by any act or neglect of the insured;

                  (f)      REVOLVING NOTE.  The Revolving Note;

                  (g) FINANCING STATEMENTS, ETC. All financing statements (and terminations or amendments to any existing financing statements), mortgages, deeds of trust and all other documents or instruments requested by Lender to evidence the Liens granted by Borrower pursuant to the Loan Documents, duly executed by the Borrower and recorded in the appropriate governmental office; and

                  (h) OTHER DOCUMENTS. Any and all other documents or certificates reasonably requested by Lender in connection with the execution of this Agreement.

          Section 7.2. CONDITIONS TO EACH ADVANCE. In addition to the conditions precedent stated elsewhere herein, Lender shall not be obligated to make an Advance unless:

                  (a) ADVANCE REQUEST. By the time specified in Section 2.4, Borrower shall have delivered an Advance Request, duly executed, for such Advance, containing the certifications required herein;

                  (b)      BUSINESS DAY.  The Advance Date is a Business Day;

                  (c) REPRESENTATIONS. The representations and warranties made by Borrower in any Loan Document are true and correct in all material respects at and as if made as of the Advance Date;

                  (d) UPDATED INCORPORATION AND FORMATION DOCUMENTS. Lender shall have received current copies of the items required to be delivered by Section 7.1(a) hereof if there has been any amendment to or revision of any of such items;

                  (e) NO DEFAULT. On the Advance Date, no Event of Default, or Potential Event of Default, has occurred and is continuing or would be caused by the requested Advance.

                  (f) AVAILABILITY OF COMMITMENT. Lender shall have received a Borrowing Base Certificate which is current as of the last day of the immediately preceding calendar month and which shows that the sum of
         (i) the principal balance of the outstanding Advances made by Lender under the Revolving Loan

REVOLVING LOAN AND SECURITY AGREEMENT - PAGE 8 and (ii) the amount of the requested Advance is equal to or less than the lesser of (y) the Revolving Loan Commitment or (z) the Borrowing Base.

                  (g) COMPLIANCE WITH PROVISIONS. Borrower shall have performed and complied in all material respects with all agreements and conditions required to be performed or complied with by it herein or in any of the Loan Documents at or prior to the time of the Advance;

                  (h) NECESSARY APPROVALS. All necessary authorizations and approvals by or from any governmental agency or other third party to the transactions contemplated by this Agreement required of Borrower shall have been duly obtained and shall be in full force and effect on the Advance Date;

                  (i) ADDITIONAL EVIDENCE. If requested by Lender, Borrower shall have delivered to Lender a certificate reasonably satisfactory to Lender certifying any of the matters set forth in this Agreement which are necessary to enable Borrower to qualify for the Advance;

                  (j) USE OF PROCEEDS. The proceeds of such Advance shall be used for the purposes set forth in Section 2.5; and

                  (k) LEGAL LIMITATION. Lender shall be permitted to make the Advance by applicable law.

                                   ARTICLE 8.

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants, as of the date hereof, the following:

         Section 8.1. EXISTENCE AND CAPACITY. Borrower is duly organized, validly existing and in good standing under the laws of the State of Texas, and duly qualified to conduct business and in good standing under the laws of all jurisdictions in which the nature of its business makes such qualification necessary. Borrower's general partner is duly organized, validly existing and in good standing under the laws of the State of Delaware, and duly qualified to conduct business and in good standing under the laws of all jurisdictions in which the nature of its business makes such qualification necessary. Borrower has all requisite power, authority, licenses and permits material to the ownership and operation of its partnership and to the carrying on of its business. Borrower and Borrower's general partner have all requisite power and authority to borrow under, to execute and deliver, and to perform under, the Loan Documents to which it is a party.

         Section 8.2. NO CONFLICT. The execution and delivery of, and performance under, the Loan Documents by Borrower (a) does not violate any applicable law; (b) is not in contravention of the terms of Borrower's partnership agreement, or the terms of any credit or loan agreement, indenture, lease, franchise, marketing agreement, license, mortgage or deed of trust, or other material agreement, undertaking or arrangement (written or oral) to which Borrower is a party or by which it (or its assets) may be bound; and (c) will not give rise to the creation of any Lien upon any of the assets of Borrower other than the Liens in favor of Lender.

         Section 8.3. CONSENT. No authorization, approval, consent, or notice under the provisions of Borrower's partnership agreement or under any other relevant agreement, undertaking, or arrangement or applicable law or by any additional Tribunal or Person is required with respect to the execution and delivery of this Agreement, the Revolving Note or the other Loan Documents or with respect to the performance of any covenant or agreement contained herein or therein.

         Section 8.4. ENFORCEABILITY OF LOAN DOCUMENTS; DUE AUTHORIZATION. Borrower and Borrower's general partner have taken all requisite corporate action to authorize the (a) execution and delivery of the Loan Documents to which it is a party, (b) consummation of all transactions contemplated thereby, and (c) performance and discharge of its obligations thereunder. This Agreement, the Revolving Note, and each other Loan Document to be executed and delivered by Borrower as contemplated herein, when executed and delivered by all parties thereto, will constitute the valid, legal and binding obligation of Borrower, enforceable against Borrower in accordance with their terms.

REVOLVING LOAN AND SECURITY AGREEMENT - PAGE 9

         Section 8.5. PROPERTIES; NO LIENS. Borrower has good and marketable title to all of its personal property and no personal property is subject to any Liens, other than Liens in favor of Lender and subordinate liens securing the Subordinated Indebtedness, if any.

         Section 8.6. FINANCIAL CONDITION. The Initial Financial Statements were prepared in accordance with GAAP, consistently applied, and fairly present the financial condition of Borrower and the results of Borrower's operations on the dates or for the periods indicated therein, and since the delivery of the Initial Financial Statements, there has been no material adverse change in the assets, liabilities or condition (financial or otherwise) of Borrower.

         Section 8.7. FULL DISCLOSURE. Neither this Agreement nor any other document, certificate or written statement furnished to Lender by or on behalf of Borrower in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact peculiar to Borrower which materially adversely affects or is likely to materially adversely affect the business, condition or operations (financial or otherwise) of Borrower which has not been set forth in this Agreement or in other documents, certificates and written statements furnished to Lender by or on behalf of Borrower prior to the date hereof in connection with the transactions contemplated hereby including, without limitation, any contingent or direct liabilities or unrealized or anticipated losses of Borrower.

         Section 8.8. NO DEFAULTS UNDER DOCUMENTS. Borrower is not in default or in violation (nor has any event or condition occurred which, with notice or lapse of time or both, would constitute a default or violation) under the Loan Documents, under any charter document or indenture, or under any credit or loan agreement, indenture, lease, franchise, marketing agreement, license, mortgage, deed of trust, or any other material agreement, undertaking or arrangement (written or oral) to which it is a party or under which it or any of its assets may be bound.

         Section 8.9. EXISTING LITIGATION/LIABILITIES. Except as disclosed on
Schedule 8.9 attached hereto, there are no material actions, suits or proceedings pending, or, to the best knowledge of Borrower, threatened against or affecting the assets of Borrower or the consummation of the transactions contemplated hereby, at law or in equity or before or by any governmental authority or instrumentality or before any arbitrator of any kind and, to the best knowledge of Borrower, there is no valid basis for any such action, proceeding or investigation. Borrower is not subject to any judgment, order, writ, injunction or decree of any court or governmental agency. There is not a reasonable likelihood of an adverse determination of any pending proceeding which would, individually or in the aggregate, have a material adverse effect on the business operations or financial condition of Borrower. Borrower is not a party to, or bound by, any contract or agreement or subject to any charter or other corporate restriction having a material adverse effect on the financial condition or business operations of Borrower.

          Section 8.10. TAXES. All tax returns of Borrower required by law to be filed have been filed and all taxes imposed upon Borrower or its properties, which are due and payable, have been paid.

          Section 8.11. COMPLIANCE WITH LAWS. Borrower is not in violation of any laws, rules, regulations, orders, and decrees applicable to the Borrower.

          Section 8.12. SUBSIDIARIES. Borrower's only Subsidiaries are: Adams Golf, U.K.,, Ltd. and Adams Golf Japan, Inc.

         Section 8.13. INSURANCE. Borrower maintains insurance (a) of such types as is usually carried by corporations or entities of established reputation engaged in the same or similar businesses and similarly situated with financially sound, responsible and reputable insurance companies or associations (or, as to workers compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdiction in which its operations are carried on) and (b) in such amounts (and with co-insurance and deductibles) as such insurance is usually carried by corporations of established reputation engaged in the same or similar businesses and similarly situated.



REVOLVING LOAN AND SECURITY AGREEMENT - PAGE 10

         Section 8.14. RECEIVABLES. Each Receivable reflects a bona fide contractual arrangement with an Account Debtor which has been accepted by the Account Debtor, without dispute, offset, defense or counterclaim, and Borrower is in possession of the contracts, invoices or purchase orders which are the basis of each Receivable, as well as documents and receipts evidencing the products sold in connection with each Receivable.

         Section 8.15. PRIORITY OF SECURITY INTEREST. Lender will have valid and perfected first priority security interests in the Collateral described in the Loan Documents, subject to no other Lien, when the financing statements are signed by Borrower and filed in the appropriate governmental offices. No financing statement is on file in any public office with respect to the Collateral other than financing statements in favor of Lender or assigned to Lender and covering the Liens created by the Loan Documents and financing statements (to be filed subsequent to the financing statements covering the Liens created by the Loan Documents) covering the Subordinated Indebtedness, if any.

         Section 8.16. EQUITY STRUCTURE. Borrower is a limited partnership with one percent (1%) of its partnership interest being owned by its sole general partner, Adams Golf GP Corp., and with ninety-nine percent (99%) being owned by its sole limited partner, Adams Golf Holding Corp.

         Section 8.17. NAMES, PLACES OF BUSINESS, LOCATION OR COLLATERAL. Borrower has not, during the preceding five years, had, been known by or used any corporate, trade or fictitious name which has not been disclosed to Lender. All Collateral is located at the locations set forth on Schedule 8.17 attached hereto. The chief executive office and principal place of business of Borrower is (and for the preceding two (2) years has been) set forth on Schedule 8.17 attached hereto.

         Section 8.18. OWNERSHIP OF COLLATERAL. Borrower is part of a group of related and affiliated entities (the "Consolidated Group") as shown on Exhibit "C" (the "Organizational Chart"). The Collateral is owned by and is held in the name of the Borrower, and will continue to be owned by and held in the name of the Borrower; and the Collateral is not owned by or in the name of any of the related or affilitated entities shown on the Organizational Chart. As of April 30, 2000, the accounts receivable (except foreign receivables) owned by the Borrower and aged less than 90 days were approximately $16,736,718.00, and the finished goods inventory owned by the Borrower were approximately $6,386,000.00. Borrower shall continue to own the Collateral and generate the Receivables in the name of Borrower and shall not change the manner of conducting business or allocation of business among the entities of the Consolidated Group so as to reallocate a significant portion of the Collateral or the generation of Receivables to any other entity.

                                   ARTICLE 9.

                              COVENANTS OF BORROWER

         Section 9.1 AFFIRMATIVE COVENANTS. Borrower covenants and agrees that until the full and final payment of the Indebtedness and the termination of this Agreement that it will do the following:

                  (a) BOOKS, FINANCIAL STATEMENTS AND REPORTS. At all times maintain full and accurate books of account and records. Borrower will, on an individual or consolidated basis, as required by Lender, maintain a standard and consistent system of accounting and will furnish the following statements and reports to Lender at Borrower's expense:

                  (i) ANNUAL FINANCIAL STATEMENTS. Within 120 days following the end of each calendar year, complete and consolidated annual financial statements of Consolidated Group, prepared in accordance with GAAP and audited by a national independent accounting firm acceptable to Lender, and as soon as available, and in any event within thirty (30) days of the filing thereof, Consolidated Group's Form 10K as filed with the SEC for such year. Consolidated Group's financial statements shall include a Balance Sheet, and Statements of Operations, of cash flows, and of changes in stockholders' equity, for such Fiscal Year.

                  (ii) QUARTERLY FINANCIAL STATEMENTS. Within 60 days following the end of each quarter other than the end of the calendar year, complete and consolidated quarterly financial statements, including a Balance Sheet and Statement of Operations and Cash Flows, of Consolidated Group, prepared in accordance with GAAP and reviewed by a national independent accounting firm

REVOLVING LOAN AND SECURITY AGREEMENT - PAGE 11
                  acceptable to Lender, and as soon as available, and in any event within thirty (30) days of the filing thereof, Consolidated Group's Form 10Q as filed with the SEC for such quarter.

                  (iii) BORROWING BASE CERTIFICATE. In addition to the delivery of the Borrowing Base Certificate as provided in Section 7.2f, Borrower shall, as soon as available, and in any event within thirty (30) days after the end of each calendar month, deliver to Lender a duly executed and completed Borrowing Base Certificate dated as of the last day of the preceding calendar month. If the Borrowing Base Certificate indicates that the Indebtedness under the Revolving Loan exceeds the maximum allowed to be borrowed pursuant to the terms of this Agreement, Borrower shall deliver to Lender an amount sufficient to reduce the Indebtedness under the Revolving Loan such that Consolidated Group is in compliance with the terms of this Agreement at such time as the Borrower delivers the Borrowing Base Certificate to Lender.

                  (iv) STATEMENT OF RECEIVABLES. As soon as available and in any event within thirty (30) days after the end of each calendar month, a Statement of Receivables for Borrower with an aging analysis and listing the aggregate remaining balance of such Receivables, the payment history thereon and the name and address of the Account Debtor thereon, certified as true and correct, and dated as of the last day of the preceding calendar month. Borrower warrants and represents that each Receivable shall represent a bona fide obligation of the Account Debtor.

                  (v) CERTIFICATE OF COMPLIANCE. As soon as available and in any event within thirty (30) days after the end of each calendar month, a Certificate of Compliance, duly executed by Borrower, certifying that Borrower is in full compliance with each of the covenants set forth herein and that there is no Event of Default and no Potential Event of Default has occurred.

                  (vi) TAX RETURNS. On or before thirty (30) days following the filing thereof, a complete and accurate copy of tax returns for Borrower, or if consolidated, the Consolidated Group together with all schedules and amendments thereto, as filed with the Internal Revenue Service.

                  (vii) SUMMARY SCHEDULES OF INVENTORY. As soon as available and in any event within thirty (30) days after the end of each calendar quarter, deliver to Lender Summary Schedules of Inventory containing such detail and information and in such form as may be reasonably required by Lender.

                  (viii) OTHER INFORMATION. On and after the Closing Date, furnish to Lender (i) any information which Lender may from time to time reasonably request concerning any covenant, provision or condition of the Loan Documents or any matter in connection with the Collateral or the Borrower's businesses and operations and (ii) all evidence which Lender may from time to time reasonably request as to the accuracy and validity of or compliance with all representations, warranties and covenants made by Borrower in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

                  (b) AUDITS/INSPECTIONS. After an Event of Default or Potential Event of Default, or at any time during which Borrower's inventory of finished goods is less than $2,000,000.00 on a cost basis as reflected in Borrower's financial statements and as indicated in the Borrowing Base Certificate provided under SECTION 9.1(a)(iii) or any other report provided under SECTION 9.1, permit representatives appointed by Lender, including independent accountants, agents, attorneys, appraisers and any other persons, to visit and inspect Borrower's business office, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and Borrower shall permit Lender or its representatives to investigate and verify the accuracy of the information furnished to Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives; provided, that Lender agrees to exercise good faith efforts (i) to treat and cause its representatives to treat all such information as confidential, (ii) to not disclose such information except as is customary or required in the ordinary course of Lender's lending business or as otherwise required by law, and (iii) to not use the information for any purpose other than the underwriting, administration or enforcement of Lender's rights with respect to the Revolving Loan (or any modification thereof). Borrower shall reimburse Lender upon demand for the reasonable charges

REVOLVING LOAN AND SECURITY AGREEMENT - PAGE 12 and expenses of such independent parties. Funding of Revolving Loan is subject to an acceptable Field Audit Report, based on Lender's sole judgment.

                  (c) NOTICE OF MATERIAL EVENTS AND CHANGE OF ADDRESS. Promptly notify Lender of (i) any material adverse change in Borrower's financial condition, (ii) the occurrence of any Event of Default or Potential Event of Default, (iii) the acceleration of the maturity of any Debt owed by Borrower or of any default by Borrower under any indenture, mortgage, agreement, contract or other instrument to which it is a party or by which its properties are bound, (iv) any material adverse claim asserted against Borrower or with respect to Borrower's properties, (v) the filing of any suit or proceeding against Borrower,
         (vi) notice from any Tribunal, the substance of which might have a material adverse effect on the financial condition or business operations of Borrower, or (vii) any material change in its accounting practices or procedures. Borrower will also notify Lender in writing at least twenty (20) Business Days prior to the date that Borrower changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting Lender and its counsel to prepare the same.

                  (d) MAINTENANCE OF PROPERTIES. Maintain, preserve, protect, and keep all property used or useful in the conduct of its business in good condition and in compliance with all applicable Laws and from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

                  (e) MAINTENANCE OF EXISTENCE AND QUALIFICATIONS. Maintain and preserve its corporate existence in full force and effect and qualify to do business as a foreign corporation in all states or jurisdictions where required by applicable Law.

                  (f) PAYMENT OF TRADE DEBT, TAXES, ETC. (i) Timely file all required tax returns; (ii) timely pay all taxes, assessments, and other government charges or levies imposed upon it or upon its income, profits or property; (iii) pay all Debt owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (iv) pay and discharge when due all other Debt now or hereafter owed by it; and
         (v) maintain appropriate accruals and reserves for all of the foregoing Debt in accordance with GAAP.

                  (g) INSURANCE. Keep adequately insured, by financially sound and reputable insurers, the Collateral and all other property of a character usually insured by similar Persons engaged in the same or similar businesses; and otherwise comply with the provisions of the Loan Documents pertaining to insurance, and provide Lender with evidence of such insurance on an annual basis and at upon at other times upon the reasonable request of Lender. Borrower shall maintain adequate insurance against its liability for injury to Persons or property, which insurance shall be by financially sound and reputable insurers. With respect to Inventory, Borrower shall maintain insurance in an amount not less than the amount of the Borrowing Base based upon Inventory, which coverage shall acknowledge Lender as the "loss payee" and shall have the insurance company provide Lender with such evidence of such insurance as Lender requests.

                  (h) PAYMENT OF EXPENSES. Promptly (and in any event, within three (3) days after any invoice or other statement or notice) pay all reasonable costs and expenses incurred by or on behalf of Lender in connection with (i) the negotiation, preparation, execution and delivery of the Loan Documents (not to exceed $5,000.00 with respect to attorney's fees for the initial preparation of Loan Documents), and any and all consents, waivers or other documents or instruments relating thereto, (ii) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (iii) the borrowings hereunder and other action reasonably required in the course of administration hereof, including, but not limited to, all reasonable out-of-pocket expenses incurred in connection with audits and inspections, (iv) the defense or enforcement of the Loan Documents, and (v) the defense or enforcement of the Loan Documents and the amendment, restructuring or "workout" of any of the Loan Documents.


REVOLVING LOAN AND SECURITY AGREEMENT - PAGE 13

                  (i) COMPLIANCE WITH AGREEMENTS AND LAW. Perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound and conduct its business, and affairs in compliance with all Laws, regulations, and orders applicable thereto.

                  (j) FISCAL YEAR. Maintain a fiscal year which ends on December 31st of each year.

                  (k) CHARACTER OF BUSINESS. Continue to engage in the same type of business engaged in as of the Closing Date and not change the nature of its business or enter into any business which is substantially different from the business engaged in as of the Closing Date.

                  (l) LITIGATION. Give prompt written notice to Lender of any material proceeding, claim or dispute that is not fully covered by insurance, any material change or development in the litigation or claims disclosed on Schedule 8.9, any material labor dispute resulting in or threatening to result in a strike against it, or any proposal by any public authority respecting a condemnation or taking of any material portion of any material property or other asset (but only when such proposal becomes known to Borrower), and take or cause to be taken all such steps as are necessary or appropriate to defend, negotiate or respond to such proceedings, disputes or proposals.

                  (m) COLLATERAL SECURITY. (a) Ensure that all Liens granted in favor of the Lender hereunder shall be valid, enforceable, perfected and first priority Liens; (b) perform all such acts and execute all such documents as Lender may reasonably request in order to enable Lender to report, file and record every instrument that Lender may deem necessary in order to perfect and maintain the Liens granted to Lender in the Collateral, and otherwise do all things necessary to perfect, and maintain as perfected, first priority Liens with respect to all Liens of the Lender now existing or hereafter granted in the Collateral; and (c) immediately notify the Lender in writing of any damage to or material adverse occurrence concerning the Collateral or the moving of Collateral to any place where it is not currently located other than in the ordinary course of business in connection with the sale of Inventory.

                  (n) AUTHORIZATIONS AND APPROVALS. Obtain, at its own expense, all such licenses, authorizations, consents, permits and approvals as may be required to enable it to comply with its obligations hereunder and under the other Loan Documents.

                  (o) PROTECTION OF BUSINESS RECORDS. Take all necessary protective actions in order to prevent destruction of Borrower's business records, including but not limited to: (i) if Borrower maintains its business records or back up business records on a manual system, then such records shall be kept in a fire proof cabinet; and
         (ii) if its records are computerized, then Borrower agrees to create a tape or diskette "back-up" of the computerized information, and (a) maintain a complete and accurate duplicate copy of such tape or diskette "back-up" at a secure central location, (b) upon Lender's request, provide Lender with a complete and accurate duplicate copy of its tapes or diskettes containing information current through the end of the calendar month, and (c) take all necessary actions to ensure that Borrower's computer systems are "Y2K" compliant.

                  (p) ADDITIONAL INFORMATION; FURTHER ASSURANCES. Upon the request of Lender, provide to Lender such additional information or reports as Lender may reasonably request and take such actions or care necessary to comply with the terms of the Loan Documents.

         Section 9.2. NEGATIVE COVENANTS. Borrower warrants, covenants and agrees that until the full and final payment of the Indebtedness and the termination of this Agreement, Borrower will not do the following without the prior written consent of Lender:

                  (a) LIMITATIONS ON LIENS. (i) create, assume or permit to exist any Lien, including, without limitation, any purchase money security interest, upon any of the properties or assets which it now owns or hereafter acquires, except (A) Liens at any time existing in favor of Lender, and (B) liens securing the Subordinated Indebtedness, if any; or (ii) permit any Subsidiary to create, assume or permit to exist any Lien, including, without limitation, any purchase money security interest, upon any of the properties or assets which it now owns or hereafter acquires.

REVOLVING LOAN AND SECURITY AGREEMENT - PAGE 14

                  (b) LIMIT ON INDEBTEDNESS. Allow Borrower to incur or assume any Debt other than the Indebtedness and other than trade payables incurred in the ordinary course of business, without prior Lender consent.

                  (c) LIMITATION ON SALES OF COLLATERAL. Sell, transfer, lease, exchange, alienate or dispose of any Collateral or any material interest therein, including without limitation, any sale or pledge of Receivables or Inventory, except in the ordinary course of business. Any such sale, transfer, lease, exchange or disposition shall subject the Borrower to the mandatory prepayment of principal set forth in
         Section 2.8.

                  (d) OTHER GUARANTIES. Be or become liable with respect to any guaranty (including without limitation any agreement, instrument or arrangement in which the economic effect is substantially equivalent to a guaranty).

                  (e)      INTENTIONALLY OMITTED.

                  (f) LOANS OR EXTENSIONS OF CREDIT. Directly or indirectly loan, invest in, or extend credit to any Person, including any officer, director or shareholder of Borrower.

                  (g) ISSUANCE OF SECURITIES. Authorize or issue any shares of capital stock other than common stock and preferred stock currently outstanding, or issue shares of common stock or preferred stock or convertible indebtedness, options, warrants, or other securities evidencing or representing a right to purchase or receive common stock or preferred stock.

                  (h)      INTENTIONALLY OMITTED.

                  (i) TRANSACTIONS. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property, the making of lease payments or the rendering of any service, with any Person except in the ordinary course of, and pursuant to the reasonable requirements of, business and upon fair and reasonable terms no less favorable than would be obtained in a comparable arm's-length transaction with any other Person.

                  (j) NEGATIVE PLEDGE OF ASSETS. Pledge, mortgage, hypothecate or grant a lien or security interest in, or permit or suffer the creation or existence of any pledge, mortgage, hypothecation, lien or security interest in or encumbrance on, any of its Inventory or Receivables, other than as permitted by Section 9.2(a).

                  (k) MERGER, CONSOLIDATION, LIQUIDATION AND ACQUISITION. Merge or consolidate its business with any other Person, liquidate its business or acquire any assets or capital stock of another Person.

                  (l) SALES OR TRANSFER OF ASSETS. Sell, transfer or otherwise dispose of its assets (except that Borrower may sell Inventory in the ordinary course of business and may sell or dispose of individual items of furniture, fixture and equipment in the ordinary course of business).

                  (m) CHANGE IN ACCOUNTING METHODS. Change its method of accounting including, without limitation, its method of depreciation and accounting for Receivables, except as required by GAAP or by the pronouncements of the Financial Accounting Standards Board and promptly reported to Lender.

                  (n) CHANGE OF CONTROL. Permit any change in the ownership or control of Borrower, or sell, transfer or convey any shares or other interest in Borrower to individuals other than to Affiliates, without prior Lender consent.

                  (o) CHANGE OF MANAGEMENT. Permit any change in the management position of B. H. Adams without the prior written consent of Lender, which consent shall not be unreasonably withheld.

                  (p) TAX CONSOLIDATION. Except as routinely filed prior to the Closing Date, file any consolidated income tax return with any Person or Persons.

REVOLVING LOAN AND SECURITY AGREEMENT - PAGE 15

                  (q) OTHER AGREEMENTS. Enter into any material agreement or arrangement that would be violated or breached by the performance of its obligations hereunder or under any of the Loan Documents.

                  (r) NO AMENDMENTS. Amend its certificate of limited partnership or limited partnership agreement without the prior written consent of Lender, which will not be unreasonably withheld if such amendment does not materially and adversely affect such party's ability to perform its duties and obligations hereunder or under any of the Loan Documents.

                  (s) THIRD PARTY COMPENSATION. Permit the payment of any Compensation to any officer, director, shareholder or Affiliate of Borrower in excess of the fair market value of such service.

         Section 9.3. SPECIAL FINANCIAL REQUIREMENTS. Borrower warrants, covenants and agrees that until the full and final payment of the Indebtedness and the termination of this Agreement, Borrower will not do the following without the prior written consent of Lender:

               (a) MINIMUM OWNER'S EQUITY. Permit Owner's Equity of the Consolidated Group to be less than $50,000,000.00 at any time during the term of this Agreement.

                  (b) MINIMUM LIQUID ASSETS. Permit the Liquid Assets of the Consolidated Group to be less than $10,000,000.00 at any time during the term of this Agreement.

                                   ARTICLE 10.

                               SECURITY AGREEMENT

         Section 10.1. GRANT OF SECURITY INTEREST. As collateral security for the payment and performance of the Indebtedness and any and all other liabilities of Borrower to Lender, direct or contingent, of any nature whatsoever, including both purchase money and non-purchase money transactions (and specifically including the Revolving Loan), Borrower hereby grants to Lender a continuing security interest in all of the following personal property of Borrower (collectively, the "Collateral"):

         (a) all of the following property of Borrower, wherever located and whether such property is now owned or existing or is owned, acquired, or arises hereafter, including, without limitation, acquisition by contract or by operation of law (all terms used in herein which are defined in the Uniform Commercial Code shall have the meanings given to such terms in the Uniform Commercial Code):

                  (i) all accounts receivable or other receivables of Borrower, being all of Borrower's right to payment for goods sold, leased or rented or for services rendered by Borrower; and all installment sales contracts and other contract rights, instruments, chattel paper, documents and general intangibles of Borrower representing or pertaining to any account receivable of Borrower; and (ii) all finished-goods inventory of Borrower, being all finished goods inventory, new or used, of whatever kind or nature, and all returns, repossessions, exchanges, substitutions and replacements thereto or thereof; and

         (b) all additions, substitutions, replacements, accessions and products of the property described in subparagraph (a); and

         (c) all proceeds (whether in the form of cash, instruments, chattel paper, general intangibles, accounts or otherwise) of the property described in subparagraphs (a) and (b); and

         (d) all files, records (including electronic data) and books of Borrower relating to the property described in subparagraphs (a), (b) and (c).


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         Section 10.2. POWER OF ATTORNEY. Borrower hereby designates and appoints Lender and each of its designees or agents as attorney-in-fact of Borrower, irrevocably and with power of substitution, with authority to take any or all of the following actions UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT: (i) with respect to the Collateral, demand, collect, receive, settle, compromise, adjust and give discharges and releases, all as Lender may determine; (ii) with respect to the Collateral, commence and prosecute any actions in any court for the purposes of collecting any Receivable and enforcing any other rights in respect thereof; (iii) with respect to the Collateral, defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as Lender may deem appropriate; (iv) with respect to the Collateral, receive, open and dispose of mail addressed to Borrower and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to Receivables, or securing, or relating to the Collateral; (v) with respect to the Collateral, sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though Lender were the absolute owner thereof for all purposes; (vi) adjust and settle claims under any insurance policy related to any Collateral; and (vii) enter on the premises of Borrower in order to exercise any of its rights and remedies hereunder.

         Section 10.3. NO DUTY OF LENDER. Lender shall have no duty as to the collection or protection of the Collateral nor as to the preservation of any rights pertaining thereto. Borrower hereby releases Lender from any claims, causes of action and demands at any time arising out of the Collateral and its use and/or any actions taken by Lender with respect thereto, and Borrower hereby agrees to indemnify Lender and to hold Lender harmless from any and all such claims, causes of action and demands (other than the negligence or criminal acts of Lender).

         Section 10.4. COLLECTION OF RECEIVABLES. Prior to the Lender exercising its right to collect the Receivables pursuant to this Section 10.4, Borrower shall collect with diligence its respective Receivables. After the occurrence of, and during the continuation of an Event of Default, Borrower shall, at the request of Lender, notify the Account Debtors of the Liens provided for in this Agreement and direct such Account Debtors to pay Receivables directly to Lender. Lender itself may, at any time after the occurrence of and during the continuation of an Event of Default, so notify the Account Debtors.

         Section 10.5. PERFECTION AND PROTECTION OF LIENS. Borrower will, from time to time, deliver to Lender any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by Borrower in form and substance satisfactory to Lender, for the purpose of perfecting, confirming, or protecting Lender's Liens and other rights in the Collateral.

                                   ARTICLE 11.

                         EVENTS OF DEFAULT AND REMEDIES

          Section 11.1. NATURE OF EVENT. An Event of Default shall exist if any of the following occurs and is continuing:

                  (a) PRINCIPAL AND INTEREST. Borrower fails to make any payment or prepayment of principal and/or interest on the Revolving Note when due and payable, and such failure remains uncured for five (5) Business Days following written notice thereof;

                  (b) LOAN DOCUMENTS. Borrower or any Guarantor (each an "Obligated Person") fails to perform or to observe any covenant or agreement contained herein or in any of the Loan Documents, other than the payment of principal and/or interest referred to in Section 11.1(a) above, and such failure remains unremedied ten (10) Business Days after written notice thereof being given by Lender to Borrower;

                  (c) OTHER AGREEMENTS. Any Obligated Person fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument and such failure is not remedied within ten (10) Business Days after written notice thereof given by Lender to Borrower;


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

                  (d) REPRESENTATIONS AND WARRANTIES. Any representation or warranty previously, presently or hereafter made by or on behalf of any Obligated Person in connection with any Loan Document is materially incorrect, false or misleading in any respect when made or deemed to be made;

                  (e) RECEIVERSHIP. A receiver, custodian, liquidator or trustee of any Obligated Person, or any of its assets is applied for by court order; an order for relief under any bankruptcy or insolvency Laws is sought after the filing of a petition by or against any Obligated Person; any of its assets are subject to an action seeking to replevy, sequester, garnish, attach or levy against such; or a petition to reorganize or rehabilitate any Obligated Person under any bankruptcy, reorganization or insolvency Laws is filed against any Obligated Person;

                  (f) REORGANIZATION. Any Obligated Person requests reorganization, arrangement, composition, readjustment, dissolution, rehabilitation, liquidation or similar relief under any provision of any present or future Law or consents to the filing of any petition against it under such Law;

                  (g) ASSIGNMENT FOR BENEFIT OF CREDITORS. Any Obligated Person
         (i) makes a general assignment for the benefit of its creditors, (ii) admits in writing its inability to pay its debts generally as they become due, (iii) generally fails to pay its debts as they become due,
         (iv) consents to the appointment of a receiver, trustee or liquidator of all or any part of its assets, or (v) otherwise commits any similar act;

                  (h) JUDGMENTS. Any judgment, writ or warrant of attachment or any similar process is entered or filed against any Obligated Person or any of its assets and remains unpaid, unvacated, unbonded or unstayed for thirty (30) days or for at least ten (10) days prior to the date on which such assets may be lawfully sold to satisfy such judgment, writ or warrant;

                  (i) ENFORCEABILITY OF LOAN DOCUMENTS. Any of the Loan Documents shall, in whole or in part, (i) cease to be legal, valid, binding agreements enforceable against any Person executing the same,
         (ii) in any way be terminated or become or be declared ineffective or inoperative by any Tribunal, or (iii) in any way cease to give or provide the respective Liens, rights, titles, interest, remedies, powers or privileges intended to be created thereby; or

                  (j) MATTERS AFFECTING GUARANTORS. The death of any Guarantor who is a natural person or the merger or dissolution of any corporate Guarantor.

         Notwithstanding any other provision relating to notices and opportunities to remedy defaults contained in this Agreement, if a Potential Event of Default exists because of a willful breach by Borrower of any representation, warranty or covenant contained in this Agreement or in any of the other Loan Documents and if such Potential Event of Default would adversely affect the rights of Lender in relation to other creditors of Borrower prior to expiration of the cure period for such Potential Event of Default, then Lender may exercise the remedies set forth in Section 11.2 without giving such notice and opportunity to remedy such event or condition.

         Section 11.2. DEFAULT REMEDIES. Upon and after an Event of Default, Lender shall have and may exercise the following rights and remedies, which individual remedies shall not be exclusive and which individual remedies shall be cumulative and in addition to each and every other remedy set forth herein and in the Loan Documents and the other agreements and documents executed in connection with the transactions contemplated hereby:

                  (a) The right to (i) accelerate the entire outstanding principal balance together with all accrued but unpaid interest on the Indebtedness (specifically including the Revolving Note and all other sums due and payable by Borrower to Lender without demand, presentment, notice of dishonor, notice of intent to demand or accelerate payment, diligence in collection, grace, notice and protest or legal process of any kind, all of which Borrower hereby expressly waives, (ii) terminate its commitment to lend hereunder, and (iii) immediately, without any period of grace, enforce payment of the Indebtedness by exercising any and all of the rights granted herein.

                  (b) Lender may, at its option, without notice or demand, take immediate possession of the Collateral, and for that purpose Lender may, so far as Borrower can give authority therefor, enter upon

REVOLVING LOAN AND SECURITY AGREEMENT - PAGE 18 any premises on which any of the Collateral is situated and remove the same therefrom or remain on such premises and in possession of such Collateral for purposes of conducting a sale or enforcing the rights of Lender under this Agreement. Borrower will, upon demand, make the Collateral available to Lender at a place and time designated by Lender which is reasonably convenient to Lender and Borrower. Lender may collect and receive all income and proceeds in respect to the Collateral and may apply the Collateral and any and all income and proceeds in respect of the Collateral to the payment of all obligations of Borrower to Lender.

                  (c) Lender may sell, lease or otherwise dispose of the Collateral (or any portion thereof) at a public or private sale or sales, in lots or in bulk, for cash or on credit, with or without having the Collateral at the place of sale, and upon terms and in such manner as Lender may determine in accordance with applicable Law, and Lender may purchase any Collateral at any such sale to the extent permitted by applicable law. The requirement of reasonable notice to Borrower of the time and place of any public sale of the Collateral or of the time after which any private sale either by Lender or at its option, through a broker, or any other intended disposition thereof is to be made, shall be met if such notice is mailed, postage prepaid, to Borrower at the address of Borrower designated herein at least ten (10) days before the date of any public sale or at least ten (10) days before the time after which any private sale or other disposition is to be made. Lender shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Upon any such sale or sales the Collateral so purchased shall be held by the purchaser absolutely free from any claims or rights of whatsoever kind or nature, including any equity of redemption and any similar rights, all such equity of redemption and any similar rights being hereby expressly waived and released by Borrower. In the event any consent, approval or authorization of any governmental agency will be necessary to effectuate any such sale or sales, Borrower shall execute all such applications or other instruments as may be required.

                  (d) Prior to any disposition of Collateral pursuant to this Agreement, Lender may, at its option, cause any of the Collateral to be repaired or reconditioned in such manner and to such extent as to make it saleable, and any reasonable sums expended therefor by Lender shall be repaid by Borrower and become part of the Indebtedness.

                  (e) In addition to the remedies provided for herein or otherwise available to Lender, Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use in any name, trade secrets, trade styles, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral, and Borrower's rights under all licenses and franchise agreements shall inure to Lender's benefit.

                  (f) The right to contact Account Debtors of Borrower and demand that payment on any Receivables be made directly to Lender.

                  (g) The right to appoint or seek appointment of a receiver, custodian or trustee of each Borrower or any of its assets pursuant to court order.

                  (h) Any and all rights and remedies afforded by the Laws of any applicable jurisdiction, the Loan Documents or as otherwise afforded by any Laws or equity including the right of a secured party under the Uniform Commercial Code in the applicable jurisdiction.

                  (i) Any rights of setoff that Lender may have under applicable Law against each and every account and other property, Collateral or other asset of Borrower in the possession or under the control of Lender.

                  (j) Require that all Receivables, instruments, documents and other agreements entered into by Borrower and covering any of the use of proceeds of Collateral shall contain (by way of stamp or other means satisfactory to Lender) the following language: "COLLATERALLY ASSIGNED TO LEGACY BANK OF TEXAS".


REVOLVING LOAN AND SECURITY AGREEMENT - PAGE 19

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         Section 11.3. APPLICATION OF PROCEEDS. All amounts realized by Lender with respect to the Indebtedness, including amounts realized with respect to the sale of the Collateral under or by virtue of the Loan Documents, including any sums which may be held by Lender, or the proceeds of any thereof, shall be applied (i) first, to the payment of the costs and expenses owing under any of the Loan Documents, including reasonable compensation to Lender's agents and attorneys, of all expenses, liabilities and advances made or furnished or incurred by or on behalf of Lender under this Agreement or any Loan Document or any amendment to, restructuring or "workout" of same; (ii) second, to the payment of any other sums due to Lender, or any successors or assigns thereof, pursuant to the terms of any Loan Document, except for principal of and accrued and unpaid interest on the Revolving Note; (iii) third, to the payment of accrued and unpaid interest on the outstanding principal of the Revolving Note, in such order and manner as Lender may determine, in its sole discretion; (iv) fourth, to the payment of the outstanding principal of the Revolving Note in such order and manner as Lender may determine, in its sole discretion; and (v) fifth, the surplus, if any, to Borrower, or to whomever shall be lawfully entitled to receive the same, as a court of competent jurisdiction may direct. If any deficiency shall arise, Borrower shall remain liable to Lender.

         Section 11.4. PERFORMANCE BY LENDER. Should any covenant, duty or agreement of Borrower fail to be performed in accordance with the terms of the Loan Documents, Lender may, at its option, perform or attempt to perform or enforce such covenant, duty or agreement on behalf of Borrower. All amounts expended in connection therewith, together with interest from the date incurred, shall become a part of the Indebtedness. Notwithstanding the foregoing, it is expressly understood that Lender does not assume any liability or responsibility for the performance of any duties of Borrower hereunder or under any of the other Loan Documents or other control over the management and affairs of Borrower.

         Section 11.5. CUMULATIVE RIGHTS. All rights and remedies available to Lender hereunder and under the other Loan Documents shall be cumulative of and in addition to all other rights and remedies granted to Lender at Law or in equity, whether or not the Indebtedness (or any portion thereof) is due and payable and whether or not Lender has instituted any suit for collection, foreclosure or any other action in connection with the Loan Documents.

         Section 11.6. GENERAL INDEMNITY. Borrower promises to indemnify Lender, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Lender or any of its directors, officers or employees or agents (including, accountants, attorneys and other professionals hired by Lender) (except where caused by the negligence or criminal act of Lender) growing out of or resulting from the Loan Documents and the transactions and events at any time associated therewith (including without limitation the enforcement of the Loan Documents and the defense of Lender's actions and inactions in connection with the Revolving Loan).

         Section 11.7. BORROWER'S REMEDIES. No action, suit or proceeding may be initiated or commenced by Borrower against Lender under the terms of this Agreement or by reason of any conduct or omission in any way related to this Agreement unless Lender receives written notice from Borrower specifically setting forth the claim of Borrower and Lender has been provided not less than thirty (30) days to satisfy the demands of Borrower or specified in such notice. Moreover, in any event, Lender shall never be liable to Borrower for consequential or exemplary damages, whatever the nature of the alleged breach by the Lender of the obligations of Lender hereunder.







REVOLVING LOAN AND SECURITY AGREEMENT - PAGE 20

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                                   ARTICLE 12.

                                  MISCELLANEOUS

         Section 12.1. WAIVER AND AMENDMENT. No failure or delay by Lender in exercising any right, power or remedy under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by Lender of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on Borrower shall entitle Borrower to any other or further notice or demand in similar or other circumstances. No modification, amendment or supplement to this Agreement or the other Loan Documents shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced. The acceptance by Lender at any time and from time to time of a partial payment of the Indebtedness shall not be deemed to be a waiver of any Event of Default then existing. No waiver by Lender of any Event of Default shall be deemed to be a waiver of any other then existing or subsequent Event of Default.

         Section 12.2 SURVIVAL OF AGREEMENTS. All of the various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including without limitation the making or granting of the security interests and the delivery of the Revolving Note and the other Loan Documents, and shall further survive until all of the Indebtedness is paid in full to Lender and all of Lender's obligations to Borrower are terminated.

         Section 12.3. RELIEF IN BANKRUPTCY. Borrower hereby agrees that, in consideration of the recitals and mutual covenants contained herein, and for other good and valuable consideration, in the event Borrower (or any of them) shall (i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U.S. Code, as amended, (ii) be the subject of any order for relief issued under such Title 11 of the U.S. Code, as amended, (iii) file or be the subject of any petition seeking any reorganization rearrangement, composition, adjustment, liquidation, dissolution, or similar relief under any present or future state act or law relating to bankruptcy, insolvency or other relief for debtors, (iv) have sought or consented to or acquiesced to any appointment of any trustee, receiver, conservator, or liquidator, (v) be the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against such part for any reorganization, rearrangement, composition, adjustment, liquidation, dissolution, or similar relief under any present or future federal or state act of law relating to bankruptcy, insolvency or relief for debtors, LENDER SHALL THEREUPON BE ENTITLED TO RELIEF FROM THE AUTOMATIC STAY IMPOSED BY SECTION 362 OF TITLE 11 OF THE U.S. CODE, AS AMENDED, or otherwise, on or against the exercise of the rights and remedies otherwise available to Lender as provided herein, in the Loan Documents, any other document or instrument executed in connection herewith or therewith, and as otherwise provided by applicable state and federal law.

         Section 12.4. NO OBLIGATION BEYOND MATURITY. Borrower agrees and acknowledges that upon the Maturity Date, Lender shall have no obligation to renew, extend, modify or rearrange the Revolving Note, and shall have the right to require all amounts due and owing under the Revolving Loan to be paid in full upon the maturity thereof.

         Section 12.5. NOTICES. Except as otherwise provided herein, all notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing and, unless otherwise specifically provided in such Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by expedited delivery service with proof of delivery, or by registered or certified United States mail, first class postage prepaid, at the addresses specified below (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Borrower hereby acknowledges that any notice or communication delivered as herein provided shall be effective notice upon Borrower, and Borrower hereby assumes the responsibility of coordinating the distribution of such notice to Borrower. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of mail, as of the date deposited in a regularly maintained depository of the United States Postal Service in the continental United States properly addressed and with proper postage.

         BORROWER'S ADDRESS:

REVOLVING LOAN AND SECURITY AGREEMENT - PAGE 21

                           Adams Golf, Ltd.
                           2801 East Plano Parkway
                           Plano, Texas  75074
                           Attention:  B. H. Adams, President

         LENDER'S ADDRESS:

                           Legacy Bank of Texas
                           3512 Preston Road
                           Plano, Texas  75093
                           Attention:  Scott E. Fagin

         Section 12.6. SUCCESSORS AND ASSIGNS. The Loan Documents shall be binding and shall inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that Borrower may not assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior written consent of Lender.

         SECTION 12.7. GOVERNING LAW/VENUE. THE LOAN DOCUMENTS SHALL BE DEEMED CONTRACTS AND INSTRUMENTS MADE UNDER THE LAWS OF THE STATE OF TEXAS, THE LOCATION OF THE LENDER'S PRINCIPAL PLACE OF BUSINESS, AND SHALL BE CONSTRUED AND ANY AND ALL CLAIMS, DEMANDS, OR ACTIONS IN ANY WAY RELATING THERETO OR INVOLVING ANY DISPUTE BETWEEN ANY OF THE PARTIES TO THIS AGREEMENT, WHETHER ARISING IN CONTRACT OR TORT, AT LAW, IN EQUITY OR STATUTORILY, SHALL BE ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA. BORROWER HEREBY IRREVOCABLY SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF TEXAS AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THE LOAN DOCUMENTS OR THE INDEBTEDNESS BY ANY MEANS ALLOWED UNDER TEXAS OR FEDERAL LAW. VENUE FOR ANY LEGAL PROCEEDING SHALL BE COLLIN COUNTY, TEXAS.

         Section 12.8. SEVERABILITY. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable, all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

          Section 12.9. COUNTERPARTS. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

         Section 12.10. HEADINGS. The headings, captions, table of contents and arrangements used in this Agreement or the other Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Agreement or the other Loan Documents.

         Section 12.11. NUMBER AND GENDER OF WORDS. Whenever the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

         SECTION 12.12. LEGAL COUNSEL. BORROWER ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL IN CONNECTION WITH ALL MATTERS CONCERNING THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO THE NEGOTIATION, ACCEPTANCE AND EXECUTION OF THE AGREEMENT; THAT EACH HAS RELIED UPON OR HAD THE OPPORTUNITY TO RELY UPON THE ADVICE OF ITS INDEPENDENT LEGAL COUNSEL IN AGREEING TO THE TERMS AND CONDITIONS HEREIN AND IN EXECUTING THIS AGREEMENT; THAT EACH HAS READ, REVIEWED AND UNDERSTOOD THE LOAN DOCUMENTS AND THAT THE OBLIGATIONS THEREUNDER REPRESENT VALID AND BINDING OBLIGATIONS OF THE BORROWER; AND THAT EACH HAS FREELY AND VOLUNTARILY ENTERED INTO THIS AGREEMENT AS THE PRODUCT OF ARM'S LENGTH NEGOTIATIONS.

REVOLVING LOAN AND SECURITY AGREEMENT - PAGE 22

         SECTION 12.13. ENTIRETY; WRITTEN LOAN AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OR PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THE EXECUTION AND DELIVERY OF THIS AGREEMENT IS NOT INTENDED TO BE AND IS NOT A NOVATION OR RELEASE OF THE EXISTING INDEBTEDNESS OUTSTANDING FROM BORROWER TO LENDER NOR A NOVATION OR RELEASE OF THE COLLATERAL SECURING SUCH INDEBTEDNESS OR ANY GUARANTY SUPPORTING SUCH INDEBTEDNESS.

         IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

BORROWER:      ADAMS GOLF, LTD.,
                                     a Texas limited partnership

                                    By:     ADAMS GOLF GP CORP.,
                                            a Delaware corporation
                                           its general partner

                                    By: /s/ B. H. Adams
                                        --------------------------
                                          B. H. Adams, President

LENDER:        LEGACY BANK OF TEXAS

                                   By:
                                            Name: /s/ Scott Fagin

                                            Title: Vice President





THE STATE OF TEXAS                  )
                                    )
COUNTY OF ____________              )

         This instrument was acknowledged before me on June 30, 2000, by B.
H. Adams, President of Adams Golf GP Corp., a Delaware corporation, General Partner of Adams Golf, Ltd., a Texas limited partnership, on behalf of said partnership.

                                   Notary Public in and for the State of Texas
My Commission Expires:
      3-6-01                       /s/ Ann Neff
--------------------



THE STATE OF TEXAS                  )
                                    )
COUNTY OF ____________              )

         This instrument was acknowledged before me on June 30, 2000, by Scott Fagin, Vice President of Legacy Bank of Texas, on behalf of said association.

                                Notary Public in and for the State of Texas

My Commission Expires:
                                /s/ Serena K. Summers
--------------------



REVOLVING LOAN AND SECURITY AGREEMENT - PAGE 23